SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for the use of the Commission only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Section 240.14a-12

BLACKROCK MUNIHOLDINGS NEW YORK QUALITY FUND, INC.
BLACKROCK MUNIHOLDINGS FUND, INC.
BLACKROCK NEW JERSEY MUNICIPAL BOND TRUST
BLACKROCK MUNICIPAL INCOME INVESTMENT QUALITY TRUST
BLACKROCK MARYLAND MUNICIPAL BOND TRUST
BLACKROCK MUNICIPAL BOND TRUST
BLACKROCK INVESTMENT QUALITY MUNICIPAL INCOME TRUST
BLACKROCK VIRGINIA MUNICIPAL BOND TRUST
BLACKROCK MUNICIPAL BOND INVESTMENT TRUST
THE BLACKROCK PENNSYLVANIA STRATEGIC MUNICIPAL TRUST
BLACKROCK MUNICIPAL INCOME INVESTMENT TRUST
BLACKROCK CALIFORNIA MUNICIPAL 2018 TERM TRUST
BLACKROCK MUNICIPAL 2018 TERM TRUST
BLACKROCK NEW YORK MUNICIPAL BOND TRUST
(Name of Registrants As Specified In Respective Charters)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No.

3)	Filing party:

4)	Date filed:

Contact:
1-800-882-0052

BlackRock Closed-End Funds Provide Update Regarding Intention to Redeem Outstanding Auction Rate Preferred Shares

New York, May 13, 2011 – BlackRock Advisors, LLC and the Boards of Directors/Trustees of the BlackRock Closed-End Funds (the “Boards”) today announced that, for each of the BlackRock closed-end funds with auction rate preferred shares (“ARPS”) outstanding (the “Funds”), BlackRock, with the approval of and subject to the guidance of the Boards, is currently in active negotiations with various liquidity providers regarding the prospective issuance of alternative financings, including alternative preferred stock structures like variable rate demand preferred shares (VRDP) and variable municipal term preferred shares (VMTP) and the expanded use of tender option bonds (TOBs) (collectively, “Alternative Financing”), in order to provide liquidity to holders of ARPS issued by the Funds.  Provided such negotiations are successful and based upon the facts and circumstances surrounding each Fund, the Boards intend to redeem the outstanding ARPS over the next twelve months where appropriate and in the best interest of each of the Funds and their respective shareholders.

There is no guarantee that all or a portion of a particular Fund’s ARPS will be redeemed.  The timing of each Fund’s replacement of ARPS with Alternative Financing may vary and is subject to a number of factors, including, but not limited to, the availability of Alternative Financing, approval by the Fund’s Board of the Fund’s leverage policy and of the terms and pricing for the Alternative Financing, the ability to obtain necessary ratings for Alternative Financing, the cost, benefits and tax consequences to Fund shareholders of other potential forms of financial leverage, the willingness of buyers to purchase securities issued in Alternative Financing arrangements, eligibility of collateral held by the Funds, term-related considerations and other market conditions (including interest rates), any of which for a given Fund may delay or prevent redemption of that Fund’s ARPS.

While any particular Fund may or may not redeem its outstanding ARPS, the intention of the Boards is to redeem ARPS where practicable. The Boards will determine, based on the facts and circumstances applicable to each Fund at any particular time, whether available alternative forms of leverage are appropriate and in the best interest of the Fund and all of its shareholders.

BlackRock will continue to keep market participants and shareholders informed of the Funds’ progress to redeem ARPS via press releases and on BlackRock’s website at www.blackrock.com.

About BlackRock

BlackRock is a leader in investment management, risk management and advisory services for institutional and retail clients worldwide.  At March 31, 2011, BlackRock’s assets under management were $3.648 trillion.  BlackRock offers products that span the risk spectrum to meet clients’ needs, including active, enhanced and index strategies across markets and asset classes. Products are offered in a variety of structures including separate accounts, mutual funds, iShares® (exchange-traded funds), and other pooled investment vehicles. BlackRock also offers risk management, advisory and enterprise investment system services to a broad base of institutional investors through BlackRock Solutions®.  Headquartered in New York City, as of March 31, 2011, the firm has approximately 9,300 employees in 26 countries and a major presence in key global markets, including North and South America, Europe, Asia, Australia and the Middle East and Africa.  For additional information, please visit the firm’s website at www.blackrock.com.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements.  Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

With respect the Funds, the following factors, among others, could cause actual events to differ materially from forward-looking statements or historical performance: (1) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for each Fund or in each Fund’s net asset value; (2) the relative and absolute investment performance of each Fund and its investments; (3) the impact of increased competition; (4) the unfavorable resolution of any legal proceedings; (5) the extent and timing of any distributions or share repurchases; (6) the impact, extent and timing of technological changes; (7) the impact of legislative and regulatory actions and reforms, including the recently approved Dodd-Frank Wall Street Reform and Consumer Protection Act, and regulatory, supervisory or enforcement actions of government agencies relating to each Fund or BlackRock, as applicable; (8) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (9) BlackRock’s ability to attract and retain highly talented professionals; (10) BlackRock’s success in maintaining secondary market support for each Fund; (11) the impact of BlackRock electing to provide support to its products from time to time; (12) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions; and (13) the ability of BlackRock to integrate the operations of Barclays Global Investors.

Additional Information and Where to Find It

The Annual and Semi-Annual Reports and other regulatory filings of each Fund with the SEC are accessible on the SEC's website at www.sec.gov and on BlackRock’s website at www.blackrock.com. The information contained on BlackRock’s website is not a part of this press release.

Information Regarding Proxy Solicitation by Certain Funds

BlackRock MuniHoldings New York Quality Fund, Inc., BlackRock MuniHoldings Fund, Inc., BlackRock New Jersey Municipal Bond Trust, BlackRock Municipal Income Investment Quality Trust, BlackRock Maryland Municipal Bond Trust, BlackRock Municipal Bond Trust, BlackRock Investment Quality Municipal Income Trust, BlackRock Virginia Municipal Bond Trust, BlackRock Municipal Bond Investment Trust, The BlackRock Pennsylvania Strategic Municipal Trust, BlackRock Municipal Income Investment Trust, BlackRock California Municipal 2018 Term Trust, BlackRock Municipal 2018 Term Trust and BlackRock New York Municipal Bond Trust (collectively, the "Solicitation Funds") and their directors and certain executive officers are participants in the solicitation of proxies from shareholders in connection with the 2011 Annual Meeting of Shareholders of each Solicitation Fund (the "Annual Meetings"). The Solicitation Funds each plan to file a proxy statement with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meetings (the "2011 Proxy Statement"). Information regarding the names of the Solicitation Funds' directors and executive officers and their respective interests in the Solicitation Funds by security holdings or otherwise will be set forth in the 2011 Proxy Statement, as supplemented, relating to the 2011 Annual Meeting of Shareholders of each Solicitation Fund, which may be obtained free of charge from the SEC's website at www.sec.gov and on BlackRock's website at www.blackrock.com once 2011 Proxy Statement for the Solicitation Funds has been filed. Additional information regarding the interests of such participants will be included in the 2011 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meetings.

Promptly after filing its definitive 2011 Proxy Statement with the SEC, the Solicitation Funds will mail the definitive 2011 Proxy Statement and a proxy card to each shareholder entitled to vote at the Annual Meetings. SHAREHOLDERS ARE URGED TO READ THE 2011 PROXY STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE SOLICITATION FUNDS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the 2011 Proxy Statement and any other documents filed by the Solicitation Funds with the SEC in connection with the Annual Meetings from the SEC's website at www.sec.gov, BlackRock's website at www.blackrock.com, or by contacting Solicitation Funds' Secretary at 40 East 52nd Street, New York, New York 10022-5911.

###

3